                                 EXHIBIT 10(27)

                           CNA SURETY CORPORATION 2005

                           DEFERRED COMPENSATION PLAN

                           CNA SURETY CORPORATION 2005
                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I.
                                  INTRODUCTION

      1.1. The Plan. CNA Surety Corporation hereby establishes the CNA Surety Corporation 2005 Deferred Compensation Plan (the "Plan"), effective January 1, 2005 to replace the CNA Surety Corporation Deferred Compensation Plan established effective April 1, 2000 (the "Prior Plan") and to apply with respect to amounts deferred after December 31, 2004. The Prior Plan was amended in response to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") to suspend deferrals into that plan for years after 2004, including Performance Contributions for 2004, which will be deferred under this Plan and not under the Prior Plan. The Performance Contributions for 2004 are subject to the requirements of Code Section 409A because the Company had not incurred any legally binding obligation prior to January 1, 2005 to credit such contributions to Participants' Accounts.

      1.2. Purposes. The purpose of the Plan is to permit designated employees of the Company and participating affiliates to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to defer compensation to which they will become entitled in the future. The Company intends to establish and maintain the Plan as an unfunded, nonqualified deferred compensation plan for a select group of management or highly compensated employees, and intends that the Plan constitute a "top-hat" plan within the meaning of Section 201(2) of ERISA.

      1.3. Compliance with Section 409A. The Company intends for the Plan to comply with the requirements of Section 409A of the Code and regulations, rulings and other guidance issued thereunder (collectively, "Section 409A"), and shall be interpreted and administered accordingly. Notwithstanding any other provision of this Plan, no acceleration of payment of Accounts that is not permitted by Section 409A shall be permitted, and no action, amendment or termination of the Plan shall be effective to the extent that it would cause the Plan to violate requirements of Section 409A.

                                   ARTICLE II.
                                   DEFINITIONS

      2.1. "Account" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant under the Plan.

      2.2. "Administrator" means Western Surety Company or such other person, entity or committee appointed by the Company's president to administer the Plan.

      2.3. "Aggregate Deferrals" for a Plan Year means the sum of a Participant's Elective Contributions under this Plan and the Participant's elective salary deferral contributions under the 401(k) Plan for such Plan Year.

      2.4. "Basic Contribution" means the amount credited to a Participant's Account by the Employer pursuant to Section 5.4 of the Plan.

      2.5. "Beneficiary" means the person or persons designated by a Participant or otherwise entitled to receive any undistributed amount credited to the Participant's Account upon the death of the Participant.

      2.6.  "Code" means the Internal Revenue Code of 1986, as amended.

      2.7. "Company" means CNA Surety Corporation, a corporation duly organized under the laws of the State of Delaware.

      2.8. "Compensation" means (a) for purposes of Elective Contributions and Matching Contributions, "Compensation" as that term is defined in the 401(k) Plan for purposes of elective salary deferral contributions and employer matching contributions, and (b) for purposes of Basic Contributions and Performance Contributions "Compensation" as that term is defined in the 401(k) Plan for purposes of determining the amount of employer basic contributions and employer performance contributions; provided however, Compensation for purposes of this Plan shall not be limited by Code Section 401(a)(17) and shall include a Participant's Elective Contributions under this Plan.

      2.9. "Deferral Agreement" means the written agreement between a Participant and the Employer whereby the Participant elects to defer a portion of the Participant's Compensation pursuant to the terms of the Plan.

      2.10. "Effective Date" means January 1, 2005; provided, however, that solely for purposes of Performance Contributions credited to Participants' Accounts pursuant to Section 5.3, the Effective Date shall be January 1, 2004.

      2.11. "Elective Contribution" means the amount credited to a Participant's Account pursuant to a Deferral Agreement.

      2.12. "Eligible Employee" means any employee employed on or after the Effective Date by the Employer and designated by the Employer's board of directors as eligible for participation in the Plan. An employee's designation as an "Eligible Employee" may be revoked by the Employer's board of directors effective as of the first day of the next following Plan Year.

      2.13. "Employer" means the Company and any Related Company that adopts the Plan with the Company's consent as provided in Section 8.1.

      2.14. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.15. "401(k) Plan" means the CNA Surety Corporation 401(k) Plan, as amended from time to time.

      2.16. "Hour of Service" means "Hour of Service" as that term is defined in the 401(k) Plan.

      2.17. "Investment Funds" means the investment funds designated by the Company which, when selected by a Participant, shall be used to measure the investment experience credited to the Participant's Account.

      2.18. "Matching Contribution" means the amount credited to a Participant's Account by the Employer pursuant to Section 5.2 of the Plan.

      2.19. "Participant" means an Eligible Employee who satisfies the requirements of Section 2.1 of the Plan.

      2.20. "Performance Contribution" means the amount credited to a Participant's Account by the Employer pursuant to Section 5.3 of the Plan.

      2.21. "Plan" means the CNA Surety Corporation 2005 Deferred Compensation Plan, as amended from time to time.

      2.22. "Plan Year" means the calendar year.

      2.23. "Related Company" means any corporation or business organization which is a member of a controlled group of corporations which includes the Company (as determined under Code Section 414(b)); a corporation or business organization which is under common control with the Company (as determined under Code Section 414(c)); any corporation or business organization which is a member of an affiliated service group that includes the Company (as determined under Code Section 414(m); and any other entity required to be aggregated with the Company under Treasury regulations to be issued under Code Section 414(o).

      2.24. "Termination of Employment" means a Participant's separation from service of the Employer by reason of resignation, retirement, disability, discharge or death. The transfer of a Participant from employment by an Employer or a Related Company to employment by another Employer or Related Company shall not constitute a Termination of Employment.

                                  ARTICLE III.
                                  PARTICIPATION

      3.1.  Commencement of Participation.

            (a) Each employee who is an Eligible Employee becomes a Participant on the later of the Effective Date or the date such employee becomes an Eligible Employee.

            (b) Solely for purposes of Performance Contributions credited pursuant to Section 5.3, an employee who was a participant under the Prior Plan as of January 1, 2004 will become a Participant effective January 1, 2004.

      3.2. Resumption of Participation Following Reemployment. If a Participant ceases to be an Eligible Employee by reason of a Termination of Employment and thereafter returns to the employ of the Employer and is again designated as an Eligible Employee, such individual shall become a Participant on the January 1 next following the date on which such employee becomes an Eligible Employee; provided such Eligible Employee shall have returned a Deferral Agreement to the Administrator prior to such January 1.

      3.3.  Cessation or Resumption of Participation Following a Change in
Status.

            (a) If a Participant continues in the employ of the Employer but ceases to be an Eligible Employee, such individual shall not be entitled to make Elective Contributions or receive an allocation of Matching Contributions, Basic Contributions or Performance Contributions with respect to Compensation for the period of time during which the individual is not an Eligible Employee.

            (b) If a Participant continues in the employ of the Employer as an Eligible Employee but elects to discontinue Elective Contributions for any period beginning on the January 1 next following such election, the individual shall not be entitled to make Elective Contributions or receive an allocation of Matching Contributions with respect to Compensation for the Plan Year beginning on such January 1, but the individual shall be entitled to receive Basic Contributions and Performance Contributions during such Plan Year in accordance with the terms of the Plan.

            (c) Subject to the foregoing provisions of this Section 3.3, an individual shall continue to be a Participant in the Plan until the entire vested balance of the Participant's Account has been distributed.

                                  ARTICLE IV.
                              PARTICIPANT ACCOUNTS

      4.1. Establishment of Accounts. The Employer shall maintain an Account for each Participant employed by such Employer for the purpose of recording the current value of Elective Contributions, Matching Contributions, Basic Contributions and Performance Contributions, and any investment experience credited thereto. All Accounts shall be maintained in United States currency on the books of the applicable Employer as an Employer liability; provided, the Employer shall be under no obligation to segregate any assets to provide for such liabilities. Each Employer's obligation under this Plan shall be an unfunded and unsecured promise to pay. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of the Participants or create any fiduciary relationship between the Employers and the Participants or their Beneficiaries. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the applicable Employer.

      4.2. Valuation of Accounts. The value of each Participant's Account shall equal the sum of (a) the Elective Contributions credited to the Participant's Account, (b) the Matching Contributions credited to the Participant's Account,
(c) the Performance Contributions credited to the Participant's Account, (d) the Basic Contributions credited to the Participant's Account, and (e) the investment experience credited to the Participant's Account. The value of a Participant's Account shall be further reduced by any distributions from the Account. The Administrator shall furnish Participants with a statement of their Accounts at least once per Plan Year.

                                   ARTICLE V.
                                  CONTRIBUTIONS

      5.1.  Elective Contributions.

            (a) Elective Contributions shall be made pursuant to a Participant's Deferral Agreement. Except as provided in (b) or (c) below, a Participant's Deferral Agreement for any Plan Year must be executed before the first day of the Plan Year. Once executed, a Deferral Agreement shall be effective to defer Compensation relating to all services performed by the Participant for the Plan Year for which it is executed, and shall remain in effect for future Plan Years until a subsequent Deferral Agreement is executed. A Participant's subsequent Deferral Agreement shall be effective as of the first day of the Plan Year next following the date it is returned to the Administrator.

            (b) If an employee of the Employer (i) first commences employment with the Company or any Related Company after March 11, 2005 and (ii) is designated an Eligible Employee as of such employment commencement date, such employee shall be eligible to enter into a Deferral Agreement for the Plan Year in which the employee becomes a Participant, provided however, that the Participant returns a Deferral Agreement to the Administrator within thirty (30) days of his or her employment commencement date and the Deferral Agreement will apply solely to Compensation for services performed after the Deferral Agreement is returned to the Administrator.

            (c) Notwithstanding the foregoing, each Participant who is an Eligible Employee on March 11, 2005 shall be permitted to execute a Deferral Agreement at any time on or before March 11, 2005; provided, however, that such Deferral Agreement shall apply solely to Compensation for services performed after March 14, 2005.

            (d) A Deferral Agreement shall be deemed to have been revoked if the Participant who executed it ceases to be eligible to participate in the Plan.

            (e) The Employer shall reduce the Compensation of each Participant by the Elective Contribution specified in the Participant's Deferral Agreement and credit such Elective Contribution to the Participant's Account. The amount of Elective Contributions specified in a Participant's Deferral Agreement may not be less than 1% of the Participant's Compensation nor more than 20% of the Participant's Compensation (in whole percentages).

            (f) A Participant shall be fully vested in the Elective Contributions and investment experience thereon credited to his or her Account at all times.

      5.2.  Matching Contributions.

            (a) For each Plan Year, the Employers shall credit a Matching Contribution to the Account of each Participant who has a Deferral Agreement in effect for such Plan Year. The amount of the Matching Contribution shall equal:

                  (i)   the sum of:

                        (1) one hundred percent (100%) of the sum of the Participant's Aggregate Deferrals for such Plan Year that do not exceed three percent (3%) of the Participant's Compensation for such Plan Year, plus

                        (2) fifty percent (50%) of the amount of the Participant's Aggregate Deferrals that exceeds three percent (3%) of the Participant's Compensation for such Plan Year but does not exceed six percent (6%) of the Participant's Compensation for such Plan Year, minus

                  (ii) the amount of matching contributions contributed to the Participant's account under the 401(k) Plan for such Plan Year.

            (b) Subject to the provisions of Section 5.8 hereof, a Participant shall be fully vested in the Matching Contributions and investment experience thereon credited to his or her Account.

      5.3.  Performance Contributions.

            (a) For each Plan Year beginning on or after January 1, 2004, a Participant's Employer shall credit to the Account of such Participant a Performance Contribution equal to the product of (i) the amount of the Participant's Compensation for such Plan Year, multiplied by (ii) the Performance Contribution Percentage for such Plan Year; provided, however, that the amount of any Performance Contribution to which a Participant shall be entitled pursuant to the foregoing shall be reduced by the amount of any employer performance contributions credited to the Participant's account under the 401(k) Plan for such Plan Year; and provided further that the Participant shall not be credited with a Performance Contribution for a Plan Year unless the Participant satisfies the criteria for receiving an allocation of employer performance contributions to his or her account under the 401(k) Plan for such Plan Year. "Performance Contribution Percentage" means the performance contribution percentage (expressed as a percentage of Compensation) established by the Company's Board of Directors for the 401(k) Plan for such Plan Year.

            (b) Subject to the provisions of Section 5.8 hereof, a Participant shall be fully vested in the Performance Contributions and investment experience thereon credited to his or her Account.

      5.4.  Basic Contributions.

            (a) For each Plan Year beginning on or after January 1, 2005 a Participant's Employer shall credit to the Account of such Participant a Basic Contribution equal to the product of (i) the amount of the Participant's Compensation for such Plan Year, multiplied by (ii) three percent (3%); provided, however, in determining the amount of a Participant's Basic Contribution for a Plan Year five percent (5%) shall be substituted for three percent (3%) with respect to Compensation payable on or after the date on which the Participant attains the age of

45; and further provided that the amount of any Basic Contribution to which a Participant shall be entitled pursuant to the foregoing shall be reduced by the amount of any employer basic contributions credited to the Participant's account under the 401(k) Plan for such Plan Year.

            (b) Subject to the provisions of Section 5.8 hereof, a Participant shall be vested in the Basic Contributions and investment experience thereon credited to his or her Account if and to the extent the Participant is vested in his or her employer basic contribution account under the 401(k) Plan.

      5.5. Timing of Crediting. All Elective Contributions under the Plan shall be credited to the Accounts of Participants as soon as reasonably practicable following the payday to which such contributions relate; provided, the Employer shall credit such contributions no later than the 15th business day of the month following the month in which occurred the payday to which such contributions relate. All Matching Contributions under the Plan shall be credited to the Accounts of Participants no later than the earlier of (i) the 15th day of the third month following the close of the Plan Year to which they relate or (ii) the date on which the Participant receives a distribution pursuant to Section
6.2. All Performance Contributions and Basic Contributions under the Plan for a year shall be credited to the Accounts of Participants no later than the earlier of (i) March 31 of the following year or (ii) the date on which the Participant receives a distribution pursuant to Section 6.2; provided, however, that Performance Contributions under the Plan for a year which are allocated to a Participant on account of the Participant's death, disability, or termination of employment after age 65 shall be credited to the Account of such Participant no later than March 31 of the following year.

      5.6. Crediting of Investment Experience. A Participant may select one or more Investment Funds by which the investment experience credited to the Participant's Account shall be measured. A Participant may periodically reallocate the investment of his Account among the Investment Funds. Until a Participant's Account is completely distributed, each Participant's Account shall be adjusted periodically, as specified by the Administrator but no less than annually, to reflect (a) the investment experience of the Investment Fund or Funds which the Participant has selected, and (b) any reallocation of the Participant's Account among the Investment Funds during the period. Nothing in this Section 5.6 shall require the Participant's Employer to actually invest money in the Investment Funds designated by a Participant. The Administrator shall establish such rules and procedures governing the manner, frequency and timing of Investment Fund selections by Participants, and such rules and procedures may change in the Administrator's sole discretion prospectively without consent of the Participants.

      5.7. Nonalienability. The benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntary or involuntary, and any attempt to cause such benefits to be subjected shall not be recognized, except to the extent as may be required by applicable law.

      5.8. Forfeiture on Account of Misconduct. Notwithstanding any other provision of the Plan, the Administrator, at the direction of the board of directors of the Company, shall direct that the portion of a Participant's Account attributable to Matching Contributions, Performance Contributions and Basic Contributions be forfeited to the extent of any direct financial loss to an Employer that the board of directors of the Company determines has been caused by the Participant's embezzlement, theft, conviction of any felony crime or other gross misconduct.

                                   ARTICLE VI.
                                  DISTRIBUTIONS

      6.1. Manner of Distribution. The vested amount credited to a Participant's Account shall be distributed to him (or, in the event of his death before distribution, to his Beneficiary) in a single sum.

      6.2. Distribution Date. The distribution of the Participant's Account shall be made as soon as reasonably practicable following the date that is six months after the Participant's "separation from service" within the meaning of
Section 409A. In the event the Participant is entitled to a Performance Contribution for a year which has not been allocated to the Participant's Account prior to the distribution described in the preceding sentence, the balance of the Account attributable to such Performance Contribution shall be distributed to the Participant as soon as practicable after it has been credited to the Participant's Account.

      6.3. Facility of Payment. If at any time any distributee is, in the sole judgment and discretion of the Administrator, legally, physically, or mentally incapable of receiving any distribution due to such distributee, the distribution may be made to the guardian or legal representative of the distributee, or, if none exists, to any other person or institution that, in the Administrator's sole judgment and discretion, will apply the distribution in the best interests of the intended distributee. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

      6.4. Designation or Change of Beneficiary. As part of completing a Deferral Agreement, each Eligible Employee shall designate one or more Beneficiaries and successor Beneficiaries by completing a Beneficiary designation form. A Participant may change any Beneficiary designation in accordance with such rules and procedures established by the Administrator in its sole discretion. The consent of the Participant's current Beneficiary shall not be required for a change of Beneficiary, and no Beneficiary shall have any rights under this Plan except as provided by its terms. The rights of a Beneficiary who predeceases the Participant shall immediately terminate upon the Beneficiary's death, unless the Participant specified otherwise. Unless a different Beneficiary has been designated in accordance with this Section 6.4, the Beneficiary of any Participant who is lawfully married on the date of the Participant's death shall be the Participant's surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary shall be the Participant's estate.

      6.5. Unforeseeable Emergency. Notwithstanding any other provision of this Plan to the contrary, a Participant may receive a distribution of a portion of his or her Account (excluding the portion of the Account balance attributable to Basic Contributions and investment experience thereon) in the event of an approved hardship due to an Unforeseeable Emergency. "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant's spouse, or of a dependent of the Participant (as defined in Code Section 152(a)), (ii) a loss of the Participant's property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The need to send a Participant's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. A Participant may request a distribution due to Unforeseeable

Emergency by submitting a written request to the Administrator accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Administrator shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an Unforeseeable Emergency is approved, the distribution shall be limited to an amount sufficient to meet the severe financial hardship plus taxes reasonably anticipated as a result of the distribution after taking into account the extent to which such hardship is or may be relieved:

            (1) through reimbursement or compensation by insurance or otherwise; or

            (2) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship.

The allowed distribution shall be payable in a single sum as soon as reasonably practicable following approval of such distribution.

      6.6. Taxes. The Administrator shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer.

                                  ARTICLE VII.
                      AMENDMENT AND TERMINATION OF THE PLAN

      7.1. Company's Right to Amend or Terminate Plan. The Company may in its sole discretion, at any time and from time to time, amend in whole or in part, any of the provisions of this Plan or may terminate it as a whole with respect to any Participant or group of Participants; provided that no such amendment or termination shall result in any acceleration of the payment of any Account except to the extent permitted by Section 409A. Any such amendment shall be binding upon all Participants and their Beneficiaries and all other parties in interest. The Company may amend, modify or terminate any Deferral Agreement made hereunder to the extent necessary or advisable to comply with the requirements of Section 409A.

      7.2. Form of Amendment. Any amendment or termination of the Plan shall be effectuated by a written resolution of the board of directors of the Company, and shall become effective as of the date specified therein.

      7.3. Restriction on Retroactive Amendments. No amendment may be made that retroactively deprives a Participant of any amount credited to his Account before the date of the amendment except to the extent required to comply with
Section 409A.

      7.4. Distribution upon Termination. Upon termination of the Plan, no further Elective Contributions, Matching Contributions, Performance Contributions or Basic Contributions shall be made under the Plan. Accounts of Participants shall continue to be governed by the terms of the Plan as in effect on the date of termination, until distributed in accordance with the terms of the Plan. Notwithstanding the foregoing, the Company in its sole discretion may to the extent permitted by Section 409A (including, on account of a change of control of one or more

Employers within the meaning of Section 409A), provide for the immediate distribution of all Accounts in the form of a single lump sum payment.

                                 ARTICLE VIII.
                      ADOPTION OF PLAN BY RELATED COMPANIES

      8.1. Adoption of the Plan. A Related Company may, with the approval of the board of directors of the Company, and by written resolution of its own board of directors, adopt the Plan. From and after the date as of which such Related Company shall adopt the Plan, it shall be included within the meaning of the term "Employer" for all purposes hereunder.

      8.2. Withdrawal of a Participating Employer. A participating Employer may, by resolution of its board of directors, withdraw from the Plan as of any date upon ninety (90) days advance written notice to the Administrator. If an Employer shall cease to exist, it shall automatically be withdrawn from participation in the Plan unless a successor organization adopts the Plan in accordance with Section 8.1. Upon the withdrawal of a participating Employer, such Employer shall distribute, to the extent permitted by Section 409A, each applicable Participant's vested Account as though his employment terminated on the date of withdrawal in accordance with Article VI of the Plan.

                                  ARTICLE IX.
                               PLAN ADMINISTRATION

      9.1. Generally. The Plan shall be administered by the Administrator. If the president of the Company establishes an administrative committee to serve as the Administrator, the president may terminate the administrative committee, reduce its membership or may remove any member of the administrative committee at any time in his sole discretion, with or without cause, and may fill any vacancy. Any person appointed by the president to serve as a member of an administrative committee may resign by delivering a written resignation to the president of the Company. Any such resignation shall become effective upon its receipt by the president or on such other date as is agreed by the president and the resigning person. If the president of the Company appoints an administrative committee, the administrative committee shall act by a majority of its members in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Administrator may adopt such rules and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan.

      9.2. Powers of the Administrator. In carrying out its duties with respect to the general administration of the Plan, the Administrator shall have, in addition to any other powers conferred by the Plan or by applicable law, the following powers:

            (a) to maintain the Plan's Accounts and all records necessary for the administration of the Plan;

            (b) to interpret and construe the provisions of the Plan and to make and publish such rules and regulations for the administration of the Plan as are not inconsistent with the terms thereof;

            (c)   to establish and modify the method of accounting for the Plan;

            (d) to employ legal counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder, and

            (e) to perform any other acts which are necessary for the proper and efficient administration of the Plan.

      9.3. Indemnification of Administrator. Each Employer shall indemnify and hold harmless the Administrator against any and all expenses and liabilities arising out of the Administrator's action or failure to act in its capacity as Administrator, excepting only expenses and liabilities arising out of the Administrator's own willful misconduct or gross negligence. The right of indemnification shall be in addition to any other legal rights to which the Administrator may be entitled. The liabilities and expenses against which the Administrator shall be indemnified hereunder by the Employers shall include, without limitation, the amount of any settlement or judgment costs, legal counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against the Administrator or settlement thereof.

      9.4. Right to Settle Claims. The Employer may, at its own expense and in its sole discretion, settle any claim asserted or proceeding brought against the Administrator.

      9.5. Claims Procedure. If a dispute arises between the Administrator and a Participant or Beneficiary over the amount of benefits payable under the Plan, such claims for benefits shall be subject to the claims procedures set forth in the 401(k) Plan, as amended from time to time.

      9.6. Expenses of the Administrator. All reasonable expenses of the Administrator incurred in connection with the administration of the Plan shall be paid by the Employers.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.1. No Employment Guarantee. Neither the establishment of the Plan, any modification thereof, the creation of any fund or account, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Administrator except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified in any way or affected hereby. Accordingly, participation in the Plan shall not give any Participant a right to be retained in the employ of the Employer or derogates from the right of the Employer to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

      10.2. No Rights Under Plan Except as Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

      10.3. Governing Law. This Plan shall be interpreted and construed in accordance with ERISA, and to the extent not preempted thereby, the laws of the State of Illinois.

      10.4. Headings. The headings used in the Plan are for convenience only, shall not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan. All provisions of the Plan shall be construed as if no captions had been used in the Plan.

      10.5. Construction. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise.

      10.6. Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions shall remain in full force and effect and shall be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

      IN WITNESS WHEREOF, the Company has caused this document to be executed by its _______________________ this ___ day of ____________, 2005.

                                            CNA SURETY CORPORATION

                                            By:________________________________

                                            Its:_______________________________